Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Rock Energy Resources, Inc.’s Annual Report 10KSB for the year ended December 31, 2007 of our report dated February 5, 2007, with respect to the financial statements of Hanover Gold Company, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on February 20, 2007.

/s/ DeCoria, Maichel & Teague, P.S.

DeCoria, Maichel & Teague, P.S.
Spokane, Washington
April 22, 2008